UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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IOMAI CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878

SPECIAL MEETING OF STOCKHOLDERS

February 14, 2007

We cordially invite you to attend a Special Meeting of the Stockholders to be held at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878 at 10:00 a.m. March 6, 2007. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked:

1. To approve the amendment and restatement of our 2005 Incentive Plan, and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on February 8, 2007 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at our principal executive offices at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

By order of the board of directors,

Russell P. Wilson,
Secretary

Proxy Material Mailing Date: February 14, 2007

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

IOMAI CORPORATION
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
Telephone: (301) 556-4500

Proxy Statement

Our board of directors is soliciting your proxy for use at our Special Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, March 6, 2007 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to stockholders on or about February 14, 2007.

The principal business expected to be transacted at the meeting, as more fully described in this proxy statement, will be the amendment and restatement of our 2005 Incentive Plan.

The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by our officers and employees in person or by telephone.

Only stockholders of record at the close of business on February 8, 2007 will be entitled to vote at the meeting. On that date, we had outstanding 19,206,131 shares of common stock, $0.01 par value, and each of the shares is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

PROPOSAL TO AMEND THE 2005 INCENTIVE PLAN

Summary of the Existing 2005 Incentive Plan

This summary of our existing 2005 Incentive Plan (the “Plan”) is qualified in its entirety by reference to the full text of the Plan which is included as Appendix A to this proxy statement.

The purpose of the Plan is to advance the interests of the Company by providing stock-based and other incentive awards to our key employees, directors, consultants and advisors.

The Plan provides for the grant of both incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, stock units, performance awards, cash awards or other awards convertible into common stock. As of February 8, 2007, under the Plan there were:

•	1,040,000 shares of our common stock authorized for issuance;

•	1,040,000 shares of our common stock subject to outstanding options; and

•	No shares of our common stock available for future awards under the Plan.

The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock. As of February 8, 2007, approximately 103 employees were eligible for grants under the Plan. The Plan will expire on November 16, 2015. The closing price of our common stock on February 8, 2007 was $6.08 per share, as reported by The Nasdaq Global Market.

Administration and Eligibility

Our Compensation Committee administers our 2005 Incentive Plan and determines the terms and conditions of each award, including:

•	the number of underlying shares;

•	the vesting schedule;

•	the duration; and

•	the form of payment of the exercise price.

For option grants to employees who are not officers, the Compensation Committee may approve an aggregate amount and delegate authority to one or more of the officers to allocate individual grants.

The per share exercise price of an award requiring exercise shall not be less than the fair market value of a share of our common stock on the date of grant. In any calendar year, our Compensation Committee may not grant to any person:

•	options or stock appreciation rights representing more than 780,000 shares of our common stock;

•	other awards representing more than 140,000 shares of our common stock; or,

•	cash awards greater than $2,000,000.

These limits are subject to adjustment for changes in our structure or capitalization that affect the number of outstanding shares of our common stock.

We make awards to our directors, employees and consultants based upon their anticipated contribution to the achievement of our objectives and other relevant matters. Because future awards will be within the discretion of our Compensation Committee (and of our executive officers with respect to grants to employees who are not officers), it is not possible to predict to whom future awards will be granted under the plan or the number of shares underlying any award.

Description of Proposed Amendments to the Plan

On January 24, 2007, our board of directors approved, subject to stockholder approval, an amendment to the 2005 Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 850,000 shares, making a total of 1,890,000 shares of common stock reserved and available for issuance. This summary of the proposed amendment is qualified in its entirety by reference to the full text set forth in our 2005 Incentive Plan which is included as Appendix A to this proxy statement.

New Plan Benefits

The number of options that will be received or allocated in 2007 to the named Executive Officers (as defined under “Executive Compensation” below), all current executive officers as a group, all current directors who are not executive officers as a group and all current employees who are not executive officers as a group, is not determinable at this time. Therefore, the following table sets forth the benefits which would have been received or allocated in 2006 by the persons and groups listed below with respect to the amended 2005 Incentive Plan based on: (i) the market value of the options to purchase common stock issued during 2006, based on a closing price of $6.08 per share on The Nasdaq Global Market on February 8, 2007, minus the exercise price of such options; and (ii) the number of options to purchase shares of common stock issued under the Plan for the fiscal year ended December 31, 2006.

2005 Incentive Plan

		Number of
	Dollar Value	Options
Name and Position	($)	(#)

Stanley C. Erck	142,500	250,000	(1)
Director, President, Chief Executive Officer and Treasurer
Gregory M. Glenn, M.D.	71,250	125,000	(1)
Senior Vice President and Chief Scientific Officer
Russell P. Wilson	71,250	125,000	(1)
Senior Vice President, Chief Financial Officer & General Counsel
Executive Group	285,000	500,000	(1)
Non-Executive Director Group	103,800	70,000	(2)
Non-Executive Officer Employee Group	572,507	499,761	(3)

(1)	Represents the number of options to purchase shares of common stock issued under the Plan on February 16, 2006 with an exercise price of $5.51 per share.

(2)	Represents 50,000 options to purchase shares of common stock issued under the Plan on May 16, 2006 with an exercise price of $4.70 per share and 20,000 options to purchase shares of common stock issued under the Plan on July 5, 2006 with an exercise price of $4.34 per share.

(3)	Represents the following options to purchase shares of common stock issued under the Plan on the following dates with the following exercise prices.

Number of Options	Date of Issue	Exercise Price/Share
160,000	February 16, 2006	$5.51
109,761	May 26, 2006	$4.35
79,000	June 13, 2006	$4.36
30,000	November 30, 2006	$5.09
121,000	December 4, 2006	$5.04

Federal Income Tax Consequences Relating to our 2005 Incentive Plan

Nonstatutory stock options.  An optionee does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the optionee recognizes ordinary income (subject to withholding if the optionee is an employee) in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the same amount. When the shares are disposed of, any additional gain or loss is treated as short-term or long-term capital gain or loss, depending on the holder’s holding period in the shares. We are not allowed any additional tax deduction. Special rules may apply if the exercise price is paid by tendering our stock.

Incentive stock options.  An optionee does not realize taxable income when an incentive stock option is granted or, except as discussed in the next paragraph, exercised. A taxable event occurs when the shares are disposed of. The tax treatment depends on how long the shares are held before the disposition. When shares that have been held for two years from the date of grant and one year from the date of exercise are disposed of, any amount realized in excess of the amount paid for the shares will be taxed to the optionee as long-term capital gain and any loss will be a long-term capital loss. We are not allowed a tax deduction for the amount realized by the optionee. If an optionee disposes of the shares before meeting the one-year and two-year holding periods, the disposition constitutes a “disqualifying disposition,” and an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on a sale of shares to an unrelated party), over the amount paid for the shares is taxed to the optionee as ordinary income. Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the income realized by an optionee in a disqualifying disposition. Any further gain recognized will be short-term or long-term capital gain and will not result in any deduction for us. Special rules may apply if the exercise price is paid by tendering our stock.

The excess of the fair market value of the option shares on the date of exercise of an incentive stock option over the exercise price will be included in alternative minimum taxable income for the purpose of calculating the optionee’s alternative minimum tax (AMT) in the year of exercise. AMT is based on the amount of the taxpayer’s alternative minimum taxable income that exceeds an exemption amount. Alternative minimum taxable income is the taxpayer’s taxable income with adjustments to reflect special tax treatment of certain items (including incentive stock options). The taxpayer is required to pay the higher of the regular income tax or AMT. For purposes of computing AMT in the year the stock is sold, any gain on the sale is reduced by the amount included in alternative minimum taxable income in the year of exercise. If a taxpayer is required to pay AMT as a result of the exercise of an incentive stock option, the taxpayer may be able to credit a portion of AMT against regular tax liability in later years. A disqualifying disposition in the year of exercise will generally avoid the AMT consequences of exercise of an incentive stock option.

Vote Required

The affirmative vote of the holders of a majority of the shares of our outstanding common stock present or represented by proxy and entitled to vote on this matter will constitute the approval of the amendment to our 2005 Incentive Plan. For the purposes of this proposal, broker non-votes will have no effect and abstentions will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our compensation committee makes decisions and recommendations regarding salaries, annual bonuses and equity incentive compensation for our directors and executive officers. It is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and our other executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this evaluation, the compensation committee, either as a committee or together with the other independent directors, determines and approves the chief executive officer’s and other executive officers’ compensation. The committee solicits input from our chief executive officer regarding the performance of the company’s other executive officers. Finally, the compensation committee also administers our incentive compensation and benefit plans.

The chief executive officer reviews our compensation plan annually and compares them to similarly situated companies using publicly available compensation data, such as the Radford Global Life Sciences Survey published by Aon Consulting, Inc., for national and regional companies in the biopharmaceutical industry. Based on these analyses, the chief executive officer recommends a level of compensation to the compensation committee which he views as appropriate to attract, retain and motivate executive talent. The compensation committee, either as a committee or together with the other independent directors, then determines and approves the chief executive officer’s, other executive officers’ and other officers’ compensation.

Our Compensation Objective

Our compensation committee seeks to compensate our executive officers by combining short- and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation.

The compensation committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific research and development, financial or business development goals. The compensation committee seeks to set company performance goals that reach across all business areas and include achievements in research and development, finance/business development and corporate development.

Compensation Components

Our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. An executive’s base salary is also determined by reviewing the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually and increased for merit reasons, based on the executives’ success in meeting or exceeding individual performance objectives. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

Our compensation program includes eligibility for an annual incentive cash bonus. The committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our long-term, company-wide goals. Given the industry in which we operate and the long time horizons for bringing our products to the market, the compensation committee does not utilize strict target levels for awarding an annual bonus. Instead, our compensation committee may consider factors such as qualitative achievements in research and development, finance/business development and corporate development.

Long-Term Equity Incentives

We believe that equity-based awards allow us to reward executive officers for their sustained contributions to the company. We also believe that equity awards reward continued employment by an executive officer, with an associated benefit to us of employee continuity and retention. The compensation committee believes that incentive stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. Our 1998 Stock Option Plan, 1999 Stock Incentive Plan and 2005 Incentive Plan allow us the opportunity to grant stock options and other equity-based awards. The compensation committee does not award options according to a prescribed formula or target. Since our executive officers generally do not have control over the outcome of certain clinical trials or regulatory approvals, the compensation committee instead generally considers design and management of processes in determining award amounts, as well as position of the executive, the amount of annual bonus paid to the executive officer in cash and the cash position of the company.

Our practice is to make annual equity awards as part of our overall compensation program. A review of each component of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation furthers with our overall philosophy and objectives.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including matching contributions. We also reimburse the Chief Executive Officer up to $36,000, grossed up for taxes, to cover his commuting expenses and pay the premiums on a $500,000 term life insurance policy. Generally in connection with new hires, we grant options to purchase shares of common stock in an amount commensurate with the individual’s experience and the responsibilities of the position. In certain limited instances, as determined on a case-by-case basis, we provide signing and/or performance bonuses for new hires and may reimburse for certain relocation expenses.

Termination Based Compensation

Severance.  With the exception of Messrs. Erck, Glenn and Wilson, upon termination of employment, none of our employees are entitled to receive severance payments. For payments due to Messrs. Erck, Glenn and Wilson, please see “Potential Payments Upon Termination or Change in Control.”

Acceleration of vesting of equity-based awards.  In the event of a change of control under our 1999 Stock Incentive Plan or 2005 Incentive Plan, certain provisions exist to allow for accelerated of vesting equity awards.

Determination of 2006 Compensation

The Compensation of Our Chief Executive Officer

We entered into an employment agreement with Mr. Erck as of May 18, 2000, which was amended on December 1, 2005. Mr. Erck’s compensation is governed largely by his employment agreement with us. Under that agreement, Mr. Erck earned a salary of $346,710 and a bonus of $187,223 for 2006. In February 2006, we awarded him 250,000 options, which vest over four years.

The Compensation of Our Other Executive Officers

The process for setting the total compensation and the mix of elements for the other executive officers is similar to that used for Mr. Erck. Upon a review of the individual performance measures established for each executive officer, the compensation committee determined that the overall performance of each such executive officer supported awarding the officers base salaries in 2006 in the range of $230,790 to $293,055 and bonuses in the range of $88,277 to $101,104. Additionally, the executive officers were awarded in 2006 125,000 options each, which vest over four years.

Conclusion

Our compensation practices are designed to retain, motivate and reward our executive officers for their performance and contributions to our long-term success.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis,” and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission.

By the Compensation Committee,

James Barrett (Chair)
Jeff Himawan
R. Gordon Douglas

EXECUTIVE COMPENSATION

Summary of Compensation of Our Executive Officers

The following table sets forth information regarding the compensation that we paid to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer and General Counsel and (3) our other most highly compensated executive officer, other than our President and Chief Executive Officer and our Chief Financial Officer and General Counsel, during the year ended December 31, 2006.

		Salary	Bonus	Option Awards ($)	All Other		Total
Name and Principal Position	Year	($)	($)	(1)	Compensation ($)		($)

Stanley C. Erck	2006	346,710	187,223	847,500	77,144	(2)(3)	1,361,362
Chief Executive Officer
Gregory Glenn, M.D.	2006	293,055	101,104	423,750	21,271	(3)	790,572
Chief Scientific Officer
Russell P. Wilson	2006	230,790	88,277	423,750	21,330	(3)	715,540
Chief Financial Officer

(1)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $5.51, volatility of 70%, expected term of 5 years, risk-free rate of 4.59%, and estimated forfeiture rate of 0%.

(2)	Includes $36,000 in reimbursements to Mr. Erck to cover his commuting expenses, grossed up to $61,803 for the payment of taxes. It also includes $2,705 for premiums on a $500,000 term life insurance policy for Mr. Erck.

(3)	This compensation is comprised of, among other things, our payments of health, life and long-term disability insurance premiums and matching 401(k) contributions for Messrs. Erck, Glenn and Wilson.

Specifically, the health insurance premiums for Messrs. Glenn and Wilson are $13,447 each, and the matching 401(k) contributions for Messrs. Erck, Glenn and Wilson are $6,600 each.

Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2006 to our executive officers named in the Summary Compensation Table.

		All Other Option Awards:	Exercise or Base	Grant Date Fair
		Number of Securities	Price of Option	Value of Option
		Underlying Options	Awards	Awards
Name and Award Type	Grant Date	(#)	($/Sh)	($)(1)

Stanley C. Erck	Feb. 16, 2006	250,000	5.51	750,286
Chief Executive Officer
Gregory Glenn, M.D.	Feb. 16, 2006	125,000	5.51	375,143
Chief Scientific Officer
Russell P. Wilson	Feb. 16, 2006	125,000	5.51	375,143
Chief Financial Officer

(1)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $5.51, volatility of 70%, expected term of 5 years, risk-free rate of 4.59%, and estimated forfeiture rate of 3%.

Our compensation package for named executive officers consists of base salary, an annual bonus and long term equity incentives. In light of our stage of development and the importance of achieving our long- and short-term strategic objectives, considerable emphasis is placed on the annual bonus and long-term equity incentives of the total compensation package. Mr. Erck has an employment agreement providing a minimum base salary. This agreement entitles him to participate in employee benefit and fringe benefit plans and programs made available to executives generally. Additionally, it provides for the reimbursement of reasonable, customary and necessary travel expenses. For our executives, all other compensation items including perquisites comprise a small portion of overall total compensation.

We grant stock options and other equity-based awards to our executive officers under our 1998 Stock Option Plan, our 1999 Stock Incentive Plan and our 2005 Incentive Plan. Our stock option program is designed to directly align the long-term financial interests of our executive officers and our stockholders, to assist in the retention of executive officers by providing meaningful ownership interest in Iomai that vests over time, and to encourage our executive officers to think and act like owners of the business. Our policy is to generally make awards with a four year vesting period. The exercise price for all stock options granted in 2006 equaled the fair market value of the common stock on the date of the grant. We did not grant any awards of common stock, other than options, to executive officers in 2006.

We typically grant stock options to new executive officers when they start employment and on an annual basis and upon promotions to positions of greater responsibility. In determining the size of an annual executive grant we consider the position level, the degree to which the executive’s contributions impacted our results in the past year, the importance of the executive’s skills to our future success, the size of the executive’s current equity position, and competitive market benchmarks.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table shows grants of stock options outstanding on December 31, 2006, the last day of our fiscal year, to each of the executive officers named in the Summary Compensation Table.

			Number of	Number of
			Securities	Securities
			Underlying	Underlying		Option
			Unexercised	Unexercised		Exercise	Option
			Options	Options		Price	Expiration
Name	Plan*	Grant Date	(#) Exercisable	(#) Unexercisable		($)	Date

Stanley C. Erck	1999	Jan. 23, 2003	89,998			0.91	Jan. 23, 2013
Chief Executive Officer	1999	Jan. 23, 2003	278,307	92,769	(1)	0.91	Jan. 23, 2013
	1999	Feb. 26, 2004	46,384	46,385	(2)	0.91	Feb. 26, 2014
	1999	Feb. 17, 2005	23,076	69,230	(3)	0.91	Feb. 17, 2015
	2005	Feb. 16, 2006		250,000	(4)	5.51	Feb. 16, 2016
Gregory Glenn, M.D	1999	Jan. 23, 2003	221,538	73,846	(5)	0.91	Jan. 23, 2013
Chief Scientific Officer	1999	Feb. 26, 2004	36,923	36,923	(6)	0.91	Feb. 26, 2014
	1999	Feb. 17, 2005	11,538	34,615	(7)	0.91	Feb. 17, 2015
	2005	Feb. 16, 2006		125,000	(8)	5.51	Feb. 16, 2016
Russell P. Wilson	1999	Jan. 23, 2003	15,619			0.91	Jan. 23, 2013
Chief Financial Officer	1999	Jan. 23, 2003	50,626	16,876	(9)	0.91	Jan. 23, 2013
	1999	Feb. 26, 2004	8,437	8,438	(10)	0.91	Feb. 26, 2014
	1999	Feb. 17, 2005	5,769	17,307	(11)	0.91	Feb. 17, 2015
	2005	Feb. 16, 2006		125,000	(12)	5.51	Feb. 16, 2016

*	— the “Plan” column uses the following shorthand: the 1999 Stock Incentive Plan is referred to as “1999” and the 2005 Incentive Plan is referred to as “2005”.

(1)	The option vests with respect to 92,769 additional shares on January 23, 2007, provided Mr. Erck remains employed with us.

(2)	The option vests with respect to 23,193 additional shares on February 26, 2007 and 23,192 additional shares on February 26, 2008; provided Mr. Erck remains employed with us.

(3)	The option vests with respect to 23,077, 23,076 and 23,077 additional shares on February 17, 2007, 2008 and 2009, respectively; provided Mr. Erck remains employed with us.

(4)	The option vests with respect to 62,500 additional shares on each of February 16, 2007, 2008, 2009 and 2010; provided Mr. Erck remains employed with us.

(5)	The option vests with respect to 73,846 additional shares on January 23, 2007; provided Dr. Glenn remains employed with us.

(6)	The option vests with respect to 18,461 additional shares on February 26, 2007 and 18,462 additional shares on February 26, 2008; provided Dr. Glenn remains employed with us.

(7)	The option vests with respect to 11,538 additional shares on each of February 17, 2007 and 2008 and 11,539 additional shares on February 17, 2009; provided Dr. Glenn remains employed with us.

(8)	The option vests with respect to 31,250 additional shares on each of February 16, 2007, 2008, 2009 and 2010; provided Dr. Glenn remains employed with us.

(9)	The option vests with respect to 16,876 additional shares on January 23, 2007, provided Mr. Wilson remains employed with us.

(10)	The option vests with respect to 4,219 additional shares on each of February 26, 2007 and 2008; provided Mr. Wilson remains employed with us.

(11)	The option vests with respect to 5,769 additional shares on each of February 17, 2007, 2008 and 2009; provided Mr. Wilson remains employed with us.

(12)	The option vests with respect to 31,250 additional shares on each of February 16, 2007, 2008, 2009 and 2010; provided Mr. Wilson remains employed with us.

Options Exercised and Stock Vested

None of our executive officers named in the Summary Compensation Table exercised any stock options during the fiscal year ended December 31, 2006.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive officer assuming that the triggering event occurred on December 31, 2006, the last day of our fiscal year. We have assumed a price per share of our common stock of $4.98, which was the closing price of our stock on December 29, 2006, the last trading day of the year.

Our Chief Executive Officer

Under Mr. Erck’s employment agreement, if there is a change of control as defined in the agreement and we terminate Mr. Erck without Cause or if he terminates his employment for Good Reason, he is entitled to a cash payment equal to twice (A) his then current annual base compensation, plus (B) the higher of his target incentive bonus for that year or his actual incentive bonus. Mr Erck also is entitled to coverage under our medical plans for twelve months following the date of termination. In addition, in the event of a change of control, a termination by the company for other than Cause or a termination by Mr. Erck for Good Reason, all of his unvested options immediately vest and become exercisable.

Also, under his employment agreement, in the event of termination without Cause or with Good Reason, Mr. Erck is entitled to a lump sum payment in the amount of his then current base salary, net of any taxes required by law. The company also will continue, for twelve months following his termination, to pay the premiums under the company’s health and/or dental plans for him and his dependents.

Under Mr. Erck’s employment agreement, “Good Reason” means the occurrence of any of the following events:

i. a material reduction in authority or areas of responsibility;

ii.	his base compensation is reduced by an amount greater than five percent his base compensation prior to such reduction; or

iii. he ceases to be a member of the board of directors for any reason other than for Cause.

	Termination in Connection
	with a Change of Control,
	or Termination without
Executive Benefits and Payments Upon Termination	Cause or with Good Reason

Base Salary		$693,420
Highest Target Cash Incentive Bonus		$374,446
Number of Previously Unvested Stock Options that Immediately Vest, and their Value upon Termination	458,384 shares at $	848,123
Perquisites and Other Personal Benefits
Health Care		$6,140
Accrued Vacation Pay		$48,006
Total:		$1,970,135

*	We used the following assumptions to calculate these payments:

•	We valued stock options using the closing price of our common stock on the Nasdaq Global Market on December 29, 2006, which was $4.98 per share, utilizing the same assumptions that we utilize under SFAS 123(R) for our financial reporting.

•	We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within one year of termination or change of control (or, in the case of a termination absent a change in control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•	We included the estimated present value of accelerating any award of stock options that is accelerated upon a termination of employment or termination of employment and change of control. On the case of a termination and change of control, we assumed that all such awards would be cashed out at closing. See the table titled “Outstanding Equity Awards at Fiscal Year-End 2006” for information regarding unvested equity awards.

•	We included estimated tax gross-up payments for change-of-control excise taxes.

•	We assumed 36 days of accrued vacation for Mr. Erck based on the number of days he had available on December 31, 2006.

Our Other Executive Officers

We have also entered into change of control agreements with Messrs. Glenn and Wilson as of December 1, 2005 that provide that if, after a change of control as defined in their respective agreements, such officer is terminated without Cause or if such officer terminates his employment for Good Reason, each of them is entitled to a cash payment equal to his then current annual base salary, plus the higher of his target incentive bonus for that year or his actual incentive bonus, as well as coverage under our medical plans for twelve months following the date of termination. In addition, any unvested employee stock options granted to either of them after their respective agreements became effective shall immediately vest and become exercisable. The definition of “change of control” for the purposes of these agreements includes, among other things, the acquisition by an individual, entity or group of 40% or more of either our then outstanding common stock or the combined voting power of our outstanding securities.

	Termination in Connection with a
	Change of Control
Executive Benefits and Payments Upon Termination	Dr. Glenn	Mr. Wilson

Base Salary	$293,055	$230,790
Highest Target Cash Incentive Bonus	$101,104	$88,277
Number of Previously Unvested Stock Options that Immediately Vest, and their Value upon Termination	270,384 shares at $591,713	167,621 shares at $173,467
Perquisites and Other Personal Benefits
Health Care	$17,189	$17,189
Accrued Vacation Pay	$40,577	$16,825
Total:	$1,043,638	$526,549

*	We used the following assumptions to calculate these payments:

•	We valued stock options using the closing price of our common stock on the Nasdaq Global Market on December 29, 2006, which was $4.98 per share, utilizing the same assumptions that we utilize under SFAS 123(R) for our financial reporting.

•	We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within one year of termination or change of control (or, in the case of a termination absent a change in control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•	We included the estimated present value of accelerating any award of stock options that is accelerated upon a termination of employment or termination of employment and change of control. On the case of a termination and change of control, we assumed that all such awards would be cashed out at closing. See the table titled “Outstanding Equity Awards at Fiscal Year-End 2006” for information regarding unvested equity awards.

•	We included estimated tax gross-up payments for change-of-control excise taxes.

•	We assumed 36 days of accrued vacation for Dr. Glenn and 19 days of accrued vacation for Mr. Wilson based on the number of days each had available on December 31, 2006.

Change of Control Arrangements Under Our 2005 Incentive Plan

Under our 2005 Incentive Plan, in the event of a termination of our outstanding options in connection with a corporate transaction, where outstanding options are not assumed or substituted, all outstanding options shall become fully exercisable immediately prior to their termination.

Under our 2005 Incentive Plan, a “change of control” means the occurrence of any of the following events:

(i) the acquisition by a Person (defined as an individual, entity or group, including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Stock (or the Outstanding Company Stock) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (or the Outstanding Company Voting Securities). The following will not constitute a change of control: (1) any acquisition directly from the company; (2) any acquisition by the company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the company or its direct or indirect subsidiaries;

(ii) the individuals who, as of November 17, 2005, constituted the board of directors (or the Incumbent Directors) cease for any reason to constitute at least a majority of the board of directors. However, any individual who becomes a member of the board of directors subsequent to November 17, 2005 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors, or a committee of the board of directors delegated the authority to elect or nominate directors by a vote of at least a majority of the Incumbent Directors, shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors;

(iii) the consummation of a merger, unless following such merger (A) the Persons who were the beneficial owners, respectively, of the Outstanding Company Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the merger beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such merger and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from or surviving in such merger, (B) no Person (excluding any entity resulting from or surviving in such merger or an employee benefit plan (or related trust) of the entity resulting from or surviving in the Merger) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such merger or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the merger and (C) at least a majority of the members of the board of directors of the entity resulting from or surviving in such merger were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such merger;

(iv) the stockholders of the company approve the complete liquidation or dissolution of the company; or

(v) the consummation of a sale or transfer of all or substantially all of the company’s assets.

However, with respect to Mr. Erck, the amount in clause (iii) above shall be 50% in place of 40%.

DIRECTOR COMPENSATION

Director Compensation Policy

Each director who is not an employee is eligible to receive compensation from us for his services as a member of our board of directors or any of its standing committees. Each such non-employee director will be entitled to receive:

•	a quarterly retainer of $5,000 for serving on our board of directors;

•	an annual retainer of $1,500 for serving as a chairperson of any committee of our board of directors;

•	an option to purchase 10,000 shares of our common stock following each annual stockholders meeting. These options vest in increments of 25% of the underlying shares on every anniversary. However, 100% of the underlying shares vest upon a change of control of our company; and

•	reimbursement for reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them.

	Fees Earned or Paid
	in Cash	Option Awards		Total
Name	($)	($)		($)

M. James Barrett(2)	22,917	30,400(1	)(5)	53,317
R. Gordon Douglas	23,116	30,400(1	)(5)	53,516
Richard Douglas	21,406	30,400(1	)(5)	51,806
Jeff Himawan(2)	20,177	30,400(1	)(5)	50,577
James Young(2)(3)	9,403	30,400(5	)(6)	39,803
Thomas Martin Vernon(4)	9,785	29,300(1	)(7)	39,085
F. Weller Meyer(4)	12,720	29,300(1	)(7)	42,020

(1)	Represents 10,000 options awarded during 2006.

(2)	Did not receive any fees or other compensation as a director prior to our IPO on February 1, 2006.

(3)	Directorship ended July 5, 2006.

(4)	Directorship began July 5, 2006.

(5)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $4.70, volatility of 75%, expected term of 5 years, risk-free rate of 4.99%, and estimated forfeiture rate of 0%.

(6)	Dr. Young was granted 10,000 options in 2006, but none were vested at the time of Dr. Young’s resignation as a director on July 5, 2006.

(7)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $4.34, volatility of 80%, expected term of 5 years, risk-free rate of 5.19%, and estimated forfeiture rate of 0%.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of common stock as of February 8, 2007 by: (i) selected executive officers and all of our directors and (ii) any entity who, to our knowledge, owns 5% or more of the common stock on an as-converted basis. This table, however, does not include any shares of common stock that we may issue upon exercise of outstanding options to purchase common stock or warrants to purchase common stock. Unless otherwise indicated, the address for each of the following stockholders is c/o Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878, telephone (301) 556-4500; facsimile (301) 556-4501.

Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within sixty (60) days of February 8, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholders’ name.

	Number of Shares	Percent of Shares
	Beneficially	Beneficially
Name	Owned(1)	Owned

Directors and Executive Officers:
Stanley C. Erck(2)	639,304	3.2
Gregory M. Glenn, M.D.(3)	489,832	2.5
Russell P. Wilson(4)	138,565	*
M. James Barrett, Ph.D.(5)	4,848,838	25.2
12321 Middlebrook Road, Suite 210 Germantown, MD 20875
R. Gordon Douglas, M.D.(6)	17,307	*
84 Old Black Point Road Niantic, CT 06357
Richard Douglas, Ph.D.(7)	20,768	*
500 Kendall Street Cambridge, MA 02142
Jeff Himawan, Ph.D.(8)	2,802,687	14.6
435 Tasso Street Palo Alto, CA 92612
Thomas M. Vernon	1,000	*
2134 Spring Street Philadelphia, PA 19103
F. Weller Meyer	4,800	*
7600 Leesburg Pike, East Building, Suite 200 Falls Church, VA 22043
All directors and executive officers as a group (9 persons)	8,963,101	43.9
Five percent stockholders:
Entities affiliated with New Enterprise Associates(5)	4,848,838	25.2
1119 St. Paul Street Baltimore, MD 21202
Entities affiliated with Domain Associates(9)	1,739,947	9.1
One Palmer Square, Suite 515 Princeton, NJ 08542
Essex Woodlands Health Ventures(8)	2,802,687	14.6
190 South LaSalle Street, Suite 2800 Chicago, IL 60603
Entities affiliated with Technology Partners(10)	1,209,012	6.3
100 Shoreline Highway Suite 282, Building B Mill Valley, CA 94941
Entities affiliated with ProQuest(11)	1,013,464	5.3
90 Nassau Street, 5th Floor Princeton, NJ 08542

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Options are calculated on an as exercised basis.

(2)	Includes 639,304 shares of common stock issuable to Mr. Erck upon the exercise of options vested as of 60 days following February 8, 2007.

(3)	Includes 84,738 shares of common stock held by Dr. Glenn and 405,094 shares of common stock issuable to Dr. Glenn upon exercise of options vested as of 60 days following February 8, 2007.

(4)	Includes 138,565 shares of common stock issuable to Mr. Wilson upon the exercise of options vested as of 60 days following February 8, 2007.

(5)	Includes 4,844,228 shares of common stock held by New Enterprise Associates 10, Limited Partnership (as reported in the Schedule 13D filed by New Enterprise Associates 10, Limited Partnership on November 3, 2006), as well as 4,610 shares of common stock held by NEA Ventures 2002, Limited Partnership (as reported by NEA Ventures 2002, Limited Partnership on February 8, 2007).

(6)	Includes 17,307 shares of common stock issuable to Dr. G. Douglas upon the exercise of options vested as of 60 days following February 8, 2007.

(7)	Includes 3,461 shares of common stock held by Dr. R. Douglas and 17,307 shares of common stock issuable to Dr. R. Douglas upon exercise of options vested as of 60 days following February 8, 2007.

(8)	Includes 2,802,687 shares of common stock held by Essex Woodlands Health Ventures V, L.P (as reported in the Schedule 13D filed by Essex Woodlands Health Ventures V, L.P on November 17, 2006).

(9)	Includes 1,699,794 shares of common stock held by Domain Partners V, L.P. and 40,153 shares of common stock held by DP V Associates, L.P. (as reported by Domain Partners V, L.P. on February 7, 2007).

(10)	Includes 230,524 shares of common stock held by Technology Partners Fund VI, L.P., 924,129 shares of common stock held by Technology Partners Fund VII, L.P., and 54,359 shares of common stock held by Technology Partners Affiliates VII, L.P. (as reported by these entities on February 8, 2007).

(11)	Includes 989,649 shares of common stock held by ProQuest Investments II, L.P. and 23,815 shares of common stock held by ProQuest Investments II Advisors Fund, L.P. (as reported by these entities on February 8, 2007).

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement by sending a request to Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland, Attention: Corporate Secretary or by calling (301) 556-4500. Beneficial owners who share an address and receive multiple copies of Iomai’s annual report and proxy statements may request one copy of each document by contacting Iomai in the manner described above.

OTHER MATTERS

The board of directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

STOCKHOLDER PROPOSALS

Assuming our 2007 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 16, 2007, if you wish to bring business before the 2007 Annual Meeting, you must give us written notice by March 2, 2007 (the date 75 days before the anniversary of the 2006 Annual Meeting).

Notices of stockholder proposals should be delivered in writing to Chairman of the Board, Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

The time period for submitting stockholder proposals to be considered timely for inclusion in the 2007 Annual Meeting’s proxy statement was December 29, 2006.

APPENDIX A

2005 Incentive Plan

1.	Defined Terms

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	Administration

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	Limits on Awards Under the Plan

(a) Number of Shares.  A maximum of 1,040,0001 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable listing requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 780,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 140,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $2 million. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	Eligibility and Participation

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for

1 If the stockholders approve Amendment No. 1 to the Iomai Corporation 2005 Incentive Plan, the number of shares of Stock that may be delivered in satisfaction of Awards under the Plan will increase from 1,040,000 shares to 1,890,000 shares.

ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	Rules Applicable to Awards

(a) All Awards

(1) Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan.  No Awards may be made after November 16, 2015, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime. ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4) Vesting, Etc.  The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B), (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award; and

(D) all Stock Options and SARs held by a Non-Employee Director Participant or such Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of one year or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(5) Taxes.  The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a

Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(7) Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m).  This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2010 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise.  Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of The NASDAQ Stock Market.

(3) Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.	Effect of Certain Transactions

(a) Mergers, etc.  Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction in which the Company is not the surviving entity:

(1) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards.  If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator will provide for payment (a “cash-out”), with respect to all outstanding Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Other Actions.  If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction.  Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations.  Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6) Section 409A.  In the case of an Award subject to and intended to comply with the requirements of Section 409A of the Code, the payment provisions of this Section 7(a) shall be applied in a manner consistent with the objective of continued compliance with such requirements.

(b) Change of Control Events.  Immediately prior to the occurrence of a Change of Control Event, each outstanding Award granted to a Non-Employee Director that requires exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extend consisting of Stock Units) granted to a Non-Employee Director will be accelerated and such shares will be delivered.

(c) Change in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(c)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(c)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	Legal Conditions on Delivery of Stock

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	Amendment and Termination

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code or applicable listing requirements), as determined by the Administrator.

10.	Other Compensation Arrangements

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	Waiver of Jury Trial

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceeding or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”:  Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Change of Control Event”:  Any or all of the following events:

(i) The acquisition by a Person (defined as an individual, entity or group, including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that the following will not constitute a Change of Control Event: (1) any acquisition directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or its direct or indirect subsidiaries;

(ii) The individuals who, as of November 17, 2005, constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to November 17, 2005 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors, or a committee of the Board delegated, by a vote of at least a majority of the Incumbent Directors, the authority to elect or nominate directors, shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii) The consummation of a Merger, unless following such Merger (A) the Persons who were the beneficial owners, respectively, of the Outstanding Company Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Merger beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such Merger and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from or surviving in such Merger, (B) no Person (excluding an employee benefit plan (or related trust) of the entity resulting from or surviving in the Merger) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such Merger or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the entity resulting from or surviving in such Merger were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Merger;

(iv) The stockholders of the Company approve the complete liquidation or dissolution of the Company; or

(v) The consummation of a sale or transfer of all or substantially all of the Company’s assets.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”:  The Compensation Committee of the Board.

“Company”:  Iomai Corporation

“Covered Transaction”:  Any of (i) a Merger, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Merger”:  A consolidation, merger or similar transaction or series of related transactions by the Company.

“Non-Employee Director”:  Any director of the Company who is not an employee of the Company.

“Participant”:  A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria. The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a project or program basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; acquisitions and divestitures (in whole or in part); joint ventures, license agreements and strategic alliances; spin-offs, split-ups and the like; reorganizations; regulatory filings or approvals; clinical trial milestones; reimbursement approvals; manufacturing milestones; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The Iomai Corporation 2005 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”:  Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”:  Section 162(m) of the Code.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”:  Common Stock of the Company, par value $0.01 per share.

“Stock Option”:  An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

This Plan was approved by the Board of Directors on November 17, 2005.

This Plan was approved by the Stockholders on November 30, 2005.

IOMAI CORPORATION
FORM OF PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS MARCH 6, 2007
     The undersigned stockholder of Iomai Corporation (the “Company”) hereby appoints Stanley Erck and Russell Wilson, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on March 6, 2007, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
(Continued and to be signed on reverse side.)

(REVERSE SIDE OF PROXY CARD)
Special Meeting of Stockholders
IOMAI CORPORATION
March 6, 2007
Please date, sign and mail your
proxy card in the envelope provided as soon as possible.

Sign, date and return promptly in the enclosed envelope.
Please mark your vote in blue or black ink as shown here  ☑

		FOR	AGAINST	ABSTAIN
1.	Proposal to amend the 2005 Incentive Plan	☐	☐	☐

SIGNATURE	DATE	SIGNATURE (IF HELD JOINTLY)	DATE
Note: Please sign exactly as name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.